UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2019

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 16, 2019 (the “Effective Date”),  Famous Dave’s of America, Inc. (“FDA”), a wholly owned subsidiary of BBQ Holdings, Inc. (the “Company”) assigned its interest in Mercury BBQ, LLC (“Mercury”) and that certain Secured Promissory Note (the “Note”), dated July 18, 2018, by and between FDA and Mercury, to BBQ Oklahoma, Inc. (“BBQ Oklahoma”), a wholly-owned subsidiary of the Company.

Also on the Effective Date, the Note was amended to increase the principal amount from $1.4 million to $2.5 million and decrease the interest rate from 10% to 8% per annum.  The maturity date of the Note was extended from July 15, 2023 to November 30, 2025.  The Note shall be repaid by Mercury utilizing 100% of operating cash flows from the Clark Crew BBQ® restaurant located at 3150 NW Expressway, Oklahoma City, OK 73112 (the “Restaurant”) after operating expenses and the management fee (“CCP Management Fee”) payable to Clark Championship Products, LLC (“CCP”).  In the event that a principal balance remains at maturity, the remaining principal balance shall be repaid over a three year amortization period payable from operating cash flows of the Restaurant prior to the payment of the CCP Management Fee.

Additionally, on the Effective Date, the Intellectual Property License Agreement, date July 18, 2018 (the “Restaurant License Agreement”) between FDA and CCP was assigned to BBQ Oklahoma and amended.  Pursuant to the Restaurant License Agreement, CCP granted the Company an exclusive license to use and sublicense patents, trademarks, trade name, service marks, logos and designs related to Clark Crew BBQ restaurants.  The Restaurant License Agreement was amended to expand the exception to such exclusive rights of BBQ Oklahoma to permit CCP to open restaurants independent from BBQ Oklahoma.

Also on the Effective Date, CCP and BBQ Oklahoma formed a new entity, Mercury BBQ Products, LLC (“BBQ Products”), in which CCP owns 51% and BBQ Oklahoma owns 49% of the outstanding units.  For its units, BBQ Oklahoma contributed $100,000 and provided a line of credit up to $500,000 to fund the business.  CCP contributed certain intellectual properties for its units.  In exchange for a payment of $100,000 from BBQ Products, CCP and BBQ Products entered into an exclusive Intellectual Property License Agreement, dated October 16, 2019, whereby CCP grants BBQ Products the right to use and sublicense sauces, seasonings, trademarks, trade name, service marks, logos and related to Clark Crew BBQ restaurants with respect to consumer packaged goods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: October 22, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary